UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2011

TransUnion Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-172549	74-3135689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 West Adams Street, Chicago, Illinois		60661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01: Entry into a Material Definitive Agreement.

On June 28, 2011, TransUnion Corp. (the “Company”) entered into the following waivers and amendments to its existing non-management stockholders’ agreements:

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a Waiver and Amendment No. 1 (the “U.S. Amendment”) to the TransUnion Corp. 2010 U.S. Stockholders’ Agreement, dated as of June 15, 2010 (the “Original U.S. Agreement”), among the Company, the U.S. Situs Pritzker Stockholders party thereto and the MDP Stockholders party thereto; and

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a Waiver and Amendment No. 1 (the “Non-U.S. Amendment” and, together with the U.S. Amendment, the “Amendments”) to the TransUnion Corp. 2010 Non-U.S. Stockholders’ Agreement, dated as of June 15, 2010 (the “Original Non-U.S. Agreement” and together with the Original U.S. Agreement, the “Original Agreements”), among the Company, the Non-U.S. Situs Pritzker Stockholders party thereto and the MDP Stockholders party thereto.

Capitalized terms used but not defined in this report shall have the meanings given to such terms in the Original Agreements, as amended (the “Stockholders’ Agreements”). The Company filed copies of the Original Agreements as Exhibits 10.7 and 10.8 to its registration statement on Form S-4 on March 1, 2011.

The Amendments, among other things:

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provide the MDP Stockholders holding a majority of the Covered Stock then held by all MDP Stockholders, taken as a whole, the right to designate not more than seven representatives to the Company’s board of directors (the “Board”), subject to the prior approval of the U.S. Situs Pritzker Stockholders and Non-U.S. Situs Pritzker Stockholders, not to be unreasonably withheld; and

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waive Sections 9(h) of each of the Original Agreements, which restrict the Company’s ability to expand the size of its Board, solely to the extent necessary to expand the size of the Board to up to eleven members.

Other material terms of the Original Agreements remain unchanged.

The foregoing is a summary of the material terms of the Amendments and not a complete description of the Amendments. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendments, which are attached to this Current Report as Exhibits 10.1 and 10.2. The full text of Exhibits 10.1 and 10.2 is incorporated herein by reference.

Item 3.02: Unregistered Sales of Equity Securities.

On April 15, April 25 and May 9, 2011, the Company granted an aggregate of 208,000 options to purchase shares of its common stock to certain employees and directors at an exercise price of $24.37 per share. On June 27 and July 3, 2011, the Company granted an aggregate of 25,000 options to purchase shares of its common stock to certain employees and directors at an exercise price of $44.47 per share. The grants of options were made under the Company’s 2010 Management Equity Plan and were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering.

On April 8, 2011, the registrant issued an aggregate of 30,775 shares of common stock to one accredited investor in a private placement transaction at a purchase price of $24.37 per share. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

On May 3, 2011, the registrant issued an aggregate of 22,500 shares of common stock to one accredited investor in a private placement transaction at a purchase price of $24.37 per share. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2011, the Board approved the appointment of Reuben Gamoran as a director to fill the vacancy on the Board created by the expansion of the Board pursuant to the Amendments. Mr. Gamoran was appointed to the Board by an affiliate of Madison Dearborn Partners, LLC pursuant to the Stockholders’ Agreements.

Mr. Gamoran has served as Executive Vice President and Chief Financial Officer of William Wrigley Jr. Company since 2008. Prior to his current position, Mr. Gamoran served as Wrigley’s Controller—International from 1996 until 1999, its Controller from 1999 through 2001, and its Vice President and Controller from 2001 through 2003. From 2004 through 2005, Mr. Gamoran was Wrigley’s Vice President and Chief Financial Officer and from 2006 through 2008, Mr. Gamoran served as its Senior Vice President and Chief Financial Officer. Mr. Gamoran previously served on the Board of the Company from 2008 to 2010.

On July 3, 2011, in connection with Mr. Gamoran’s appointment, he was granted an option to purchase up to 16,000 shares of non-voting common stock, par value $0.01 per share, at an exercise price of $44.47 per share pursuant to the terms of the Company’s. 2010 Management Equity Plan and the form of Director Stock Option Agreement, which were both previously filed as Exhibits 10.2 and 10.3 to the Company’s registration statement on Form S-4 on March 1, 2011.

There are no other arrangements or understandings between Mr. Gamoran and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Gamoran or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

10.1	Waiver and Amendment No. 1 to TransUnion Corp. 2010 U.S. Stockholders’ Agreement, dated as of June 28, 2011, among the Company, the U.S. Situs Pritzker Stockholders and the MDP Stockholders

10.2	Waiver and Amendment No. 1 to TransUnion Corp. 2010 Non-U.S. Stockholders’ Agreement, dated as of June 28, 2011, among the Company, the Non-U.S. Situs Pritzker Stockholders and the MDP Stockholders

SIGNATURE

TransUnion Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUNION CORP.

Date:	July 5, 2011	/s/ John W. Blenke
John W. Blenke
Executive Vice President, Corporate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver and Amendment No. 1 to TransUnion Corp. 2010 U.S. Stockholders’ Agreement, dated as of June 28, 2011, among the Company, the U.S. Situs Pritzker Stockholders and the MDP Stockholders

10.2	Waiver and Amendment No. 1 to TransUnion Corp. 2010 Non-U.S. Stockholders’ Agreement, dated as of June 28, 2011, among the Company, the Non-U.S. Situs Pritzker Stockholders and the MDP Stockholders